UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 24, 2006

UNITED ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-30841	22-3342379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Meadowlands Parkway #20, Secaucus, New Jersey	07094

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800)327-3456

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 24, 2006, United Energy Corp. (the “Company”) entered into Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”) and a First Amendment to Securities Purchase Agreement and Registration Rights Agreement (the “First Amendment”) pursuant to which the Company raised $5,100,000 in gross cash proceeds from the private placement of 4,250,000 shares of its common stock, par value $.01 (the “Common Stock”) to the Purchasers at a price of $1.20 per share. The Company and the Purchasers also entered into a Registration Rights Agreement with the Purchasers on such date (the “Registration Rights Agreement”) pursuant to which the Company agreed to register for resale by the Purchasers under the Securities Act of 1933, as amended (the “Securities Act”) the shares of Common Stock sold to the Purchasers with the Securities and Exchange Commission (the “SEC”). Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement with the SEC registering such shares of Common Stock for resale under the Securities Act by April 23, 2006 (or subject to the consent of the holders of a majority of the shares of Common Stock issued to the Purchasers pursuant to the Purchase Agreement, the filing of such registration statement may be extended to May 23, 2006), and use its best efforts to have the registration statement declared effective as soon as possible.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to the Purchase Agreement and First Amendment, the Company sold 4,250,000 shares of Common Stock at a price of $1.20 per share as more fully described in Item 1.01 of this Form 8-K, which description is hereby incorporated by reference herein. The Common Stock was issued pursuant to an exemption provided by Section 4(2) of Securities Act and Regulation D promulgated thereunder. The Company received $5,100,000 in gross cash proceeds, which will be used to fund general corporate expenses and working capital.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

99.1	Press Release dated March 28, 2006

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ENERGY CORP.

Date: March 28, 2006	By:	/s/ Brian King

Name: Brian King
Title: Chief Executive Officer